As filed with the Securities and Exchange Commission on July 3, 2003
                                                      Registration No. 333-31226
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)

                                   -----------

                           Broadband HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]
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
           Delaware                                  6211                                13-5674085
(State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
incorporation or organization)            Classification Code Number)                      Number)
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                                   -----------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)

                                   -----------

                                   Copies to:

     Judith Witterschein, Esq.                      Andrew B. Janszky, Esq.
        Corporate Secretary                         Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith                599 Lexington Avenue
           Incorporated                              New York, New York 10022
          250 Vesey Street                              (212) 848-4000
      New York, New York 10281
           (212) 449-1000
(Name, address, including zip code,
and telephone number, including area
    code, of agent for service)



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

================================================================================

PROSPECTUS


                            [BROADBAND HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                             Broadband HOLDRS Trust

         The Broadband HOLDRS(SM) Trust issues Depositary Receipts called Broadband HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market products and services which facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Broadband HOLDRS in a round-lot amount of 100 Broadband HOLDRS or round-lot multiples. Broadband HOLDRS are separate from the underlying deposited common stocks that are represented by the Broadband HOLDRS. For a list of the names and the number of shares of the companies that make up a Broadband HOLDR, see "Highlights of Broadband HOLDRS--The Broadband HOLDRS" starting on page 11. The Broadband HOLDRS trust will issue Broadband HOLDRS on a continuous basis.

         Investing in Broadband HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

         Broadband HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Broadband HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Broadband HOLDRS are listed on the American Stock Exchange under the symbol "BDH." On July 1, 2003 the last reported sale price of the Broadband HOLDRS on the American Stock Exchange was $9.62.

                                   -----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   -----------

                   The date of this prospectus is July 3, 2003.

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                            Merrill Lynch & Co., Inc.


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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary........................................................................4
Risk Factors...................................................................5
Highlights of Broadband HOLDRS................................................11
The Trust.....................................................................21
Description of Broadband HOLDRS...............................................21
Description of the Underlying Securities......................................22
Description of the Depositary Trust Agreement.................................24
United States Federal Income Tax Consequencees................................28
Erisa Considerations..........................................................31
Plan of Distribution..........................................................31
Legal Matters.................................................................32
Where You Can Find More Information ..........................................32

                                   -----------

         This prospectus contains information you should consider when making your investment decision. With respect to information about Broadband HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Broadband HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Broadband HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Broadband HOLDRS or of the underlying securities through an investment in the Broadband HOLDRS.

                                     SUMMARY

         The Broadband HOLDRS trust was formed under the depositary trust agreement, dated as of March 22, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the broadband industry. Companies involved in the broadband industry develop, manufacture and market products and services which, among other things, facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Broadband HOLDRS is specified under "Highlights of Broadband HOLDRS--The Broadband HOLDRS." This group of common stocks, and the securities of any company that may be added to the Broadband HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 22 companies included in the Broadband HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Broadband HOLDRS are separate from the underlying common stocks that are represented by the Broadband HOLDRS. On July 1, 2003, there were 7,225,000 Broadband HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Broadband HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Broadband HOLDRS, including the risks associated with a concentrated investment in broadband companies.

General Risk Factors

     o Loss of investment. Because the value of Broadband HOLDRS directly relater to the value of the underlying securities, you may lose a substantial portion of your investment in the Broadband HOLDRS if the underlying securities decline in value.

     o Discount trading price. Broadband HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, a Broadband HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Broadband HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the broadband industry. At the time of the initial offering, the companies included in the Broadband HOLDRS were generally considered to be involved in various aspects of the broadband industry. However, the market price of the underlying securities and the Broadband HOLDRS may not necessarily follow the price movements of the entire broadband industry. If the underlying securities decline in value, your investment in the Broadband HOLDRS will decline in value, even if common stock prices of companies involved in the broadband industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Broadband HOLDRS may not be involved in the broadband industry. In this case, the Broadband HOLDRS may not consist of securities issued only by companies involved in the broadband industry.

     o Not necessarily comprised of solely broadband companies. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Broadband HOLDRS and that are not involved in the broadband industry may be included in the Broadband HOLDRS. The securities of a new company will only be distributed from the Broadband HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Broadband HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Broadband HOLDRS provides no assurance that each new company included in the Broadband HOLDRS will be involved in the broadband industry. Currently, the underlying securities included in the Broadband HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Broadband HOLDRS yet not be involved in the broadband industry. In addition the GICS sector classifications of securities included in the Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Broadband HOLDRS, which may also result in the inclusion in the Broadband HOLDRS of the securities of a new company that is not involved in the broadband industry.

     o No investigation of underlying securities. The underlying securities initially included in the Broadband HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the broadband industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Broadband HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Broadband HOLDRS may not necessarily be a diversified investment in the broadband industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Broadband HOLDRS, may also reduce diversification. Broadband HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Broadband HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Broadband HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Broadband HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Broadband HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Broadband HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Broadband HOLDRS, you will not be able to trade Broadband HOLDRS and you will only be able to trade the underlying securities if you cancel your Broadband HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Broadband HOLDRS. If the Broadband HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Broadband HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. There are currently 22 companies whose securities are included in the Broadband HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Broadband HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Broadband HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Broadband industry

     o The stock prices of companies involved in the broadband industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Broadband HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of broadband companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

               o    general market fluctuations;

               o actual or anticipated variations in companies' quarterly operating results;

               o announcements of technological innovations or new services by competitors of the companies included in the Broadband HOLDRS;

               o announcements by broadband companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

               o failure to integrate or realize projected benefits from acquisitions;

               o    unscheduled system downtime;

               o    changes in government regulations;

               o    fluctuations in quarterly and annual operating results; and

               o    difficulty in obtaining additional financing.

         In addition, the trading prices of broadband stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many broadband stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of broadband companies, generally, could depress the stock prices of a broadband company regardless of broadband companies results. The sharp decline in the market price of many broadband and broadband-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of broadband stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of broadband stocks.

         As a result of fluctuations in the trading prices of the companies included in the Broadband HOLDRS, the trading price of Broadband HOLDRS has fluctuated significantly. The initial offering price of a Broadband HOLDR, on April 5, 2000, was $94.32 and during 2002, the price of a Broadband HOLDR reached a high of $18.46 and a low of $5.53.

     o Reduced demand for broadband products and services, underutilization of broadband capacity and other factors could adversely impact the operating results of companies whose common stocks are included in Broadband HOLDRS. During the 1990's and continuing into 2000, the broadband industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Recently, many of the companies whose common stocks are included in Broadband HOLDRS were adversely affected by the general economic slowdown and an abrupt decline in demand for many broadband products and services. This has had a significant negative impact on the market price of Broadband HOLDRS. There can be no assurance that these negative economic conditions will improve in the near term. In addition, the terrorist attacks of September 11, 2001 may further depress economic activity and demand for broadband products and services.

     o The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by broadband companies. The Internet, cable and telecommunications markets which broadband companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. The success of many broadband companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many broadband companies. New product research and development may be costly and time-consuming. Many broadband companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

     o Some of the companies involved in the broadband industry are also engaged in other lines of business unrelated to the broadband industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Broadband HOLDRS have lines of business that do not relate to the broadband industry and which may present additional risks not mentioned in this prospectus. The operating results of these broadband companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the broadband industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     o Many broadband companies have developed new technologies and created new standards for the broadband industry and currently rely on a limited number of customers as purchasers of their products. Several broadband companies currently rely on a limited number of customers for their broadband products and services. If new customers do not adopt these technologies for their own systems, the operating results and financial condition of these broadband companies may be adversely affected. In addition, many broadband technologies are marketed to cable operators. The cable industry is undergoing significant consolidation, and a limited number of cable operators control a large percentage of the cable industry. Therefore, the number of new customers may be limited, and if the leading cable operators do not adopt a broadband company's products and services, its operating results and financial conditions may be adversely affected.

     o Many broadband companies rely on a single supplier or a limited number of suppliers for the components used in their products, and if quality components are not delivered by the suppliers on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many broadband companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties supply or manufacturing could adversely affect many broadband companies ability to deliver their products and meet customer needs. There can be no assurance that broadband companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

     o The broadband industry is very competitive, and a broadband company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Broadband access services can be based on several different technologies, and the competition among broadband companies to convince a provider to select its technology can be intense. The broadband market is new and rapidly evolving and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies which compete with, or make obsolete, the existing technologies. Many broadband companies face significant competition from other companies which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many broadband companies are active acquirers of other companies as part of their business plans. There can be no assurance that many broadband companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that many broadband companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, broadband companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     o Many broadband companies are subject to telecommunications industry regulations, which could adversely affect the nature and extent of the services offered. Many aspects of the telecommunications industry are subject to regulation at the federal, state and local levels. The regulatory entities that have jurisdiction over many broadband companies business may adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies. There can be no assurances that changes in the regulatory environment will not adversely affect the nature and extent of the services offered.

     o The international operations of many broadband companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many broadband companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

               o    general economic, social and political conditions;

               o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

               o differing tax rates, tariffs, exchange controls or other similar restrictions;

               o    currency fluctuations; and

               o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     o Many broadband companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many broadband companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these broadband companies will be able to continue to attract and retain qualified personnel.

     o Inability to adequately protect proprietary rights may harm the competitive positions of many broadband companies. Many broadband companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, broadband companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require broadband companies to enter into royalty or licensing agreements.

     o Companies whose securities are included in the Broadband HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Broadband HOLDRS. Companies whose securities are included in Broadband HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Broadband HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the broadband industry.



                         HIGHLIGHTS OF BROADBAND HOLDRS

         This discussion highlights information regarding Broadband HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Broadband
HOLDRS.

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Issuer..............................................         Broadband HOLDRS Trust.

The Trust...........................................         The Broadband HOLDRS Trust was formed under the
                                                             depositary trust agreement, dated as of March 22, 2000,
                                                             among The Bank of New York, as trustee, Merrill Lynch,
                                                             Pierce, Fenner & Smith Incorporated, other depositors
                                                             and the owners of the Broadband HOLDRS and was amended
                                                             on November 22, 2000.  The trust is not a registered
                                                             investment company under the Investment Company Act of
                                                             1940.

Initial depositor...................................         Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee.............................................         The Bank of New York, a New York state-chartered
                                                             banking organization, is the trustee and receives
                                                             compensation as set forth in the depositary trust
                                                             agreement. The trustee is responsible for receiving
                                                             deposits of underlying securities and delivering
                                                             Broadband HOLDRS representing the underlying securities
                                                             issued by the Trust.  The trustee holds the underlying
                                                             securities on behalf of Broadband HOLDRS.

Purpose of Broadband HOLDRS.........................         Broadband HOLDRS are designed to achieve the following:

                                                             Diversification.  Broadband HOLDRS are designed to
                                                             allow you to diversify your investment in the broadband
                                                             business through a single, exchange-listed instrument
                                                             representing your undivided beneficial ownership of the
                                                             underlying securities.

                                                             Flexibility.  The beneficial owners of Broadband HOLDRS
                                                             have undivided beneficial ownership interests in each
                                                             of the underlying securities represented by the
                                                             Broadband HOLDRS, and can cancel their Broadband HOLDRS
                                                             to receive each of the underlying securities
                                                             represented by the Broadband HOLDRS.

                                                             Transaction costs.  The expenses associated with buying
                                                             and selling Broadband HOLDRS in the secondary market
                                                             are expected to be less than separately buying and
                                                             selling each of the underlying securities in a
                                                             traditional brokerage account with transaction-based
                                                             charges.

Trust assets........................................         The trust holds shares of common stock issued by
                                                             specified companies that, when initially selected, were
                                                             involved in the broadband industry.  Except when a
                                                             reconstitution event, distribution of securities by an


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


                                                             underlying issuer or other event occurs, the group of
                                                             companies will not change.  Reconstitution events are
                                                             described in this prospectus under the heading
                                                             "Description of the Depositary Trust Agreement--
                                                             Distributions" and "--Reconstitution events."
                                                             There are currently 21 companies included in the
                                                             Broadband HOLDRS.

                                                             The trust's assets may increase or decrease as a result
                                                             of in-kind deposits and withdrawals of the underlying
                                                             securities during the life of the trust.

The Broadband HOLDRS................................         The trust has issued, and may continue to issue,
                                                             Broadband HOLDRS that represent an undivided beneficial
                                                             ownership interest in the shares of common stock that
                                                             are held by the trust.  The Broadband HOLDRS themselves
                                                             are separate from the underlying securities that are
                                                             represented by the Broadband HOLDRS.

                                                             The following chart provides the

                                                                  o   names of the 22 issuers of the underlying
                                                                      securities currently represented by a
                                                                      Broadband HOLDR,

                                                                  o   stock ticker symbols,

                                                                  o   share amounts currently represented by a
                                                                      round-lot of 100 Broadband HOLDRS, and

                                                                  o   principal U.S. market on which the shares of
                                                                      common stock of the selected companies are
                                                                      traded.



                                                                                                Primary
                                                                                 Share          Trading
                               Name of Company (1)              Ticker          Amounts          Market
                               -------------------              ------          -------          ------
                               Agere Systems Inc. Class A       AGR.A           0.3126           NYSE
                               Agere Systems Inc. Class B       AGR.B           7.6723           NYSE
                               Applied Micro Circuits
                                  Corporation                   AMCC                2            NASDAQ
                               Broadcom Corporation             BRCM                2            NASDAQ
                               Ciena Corporation                CIEN                2            NASDAQ
                               Comverse Technology, Inc.        CMVT                2            NASDAQ
                               Conexant Systems, Inc.(2)        CNXT                2            NASDAQ
                               Copper Mountain Network,
                                  Inc.                          CMTN               0.1           NASDAQ
                               Corning, Inc.                    GLW                 9            NYSE
                               JDS Uniphase
                                  Corporation                   JDSU              11.8           NASDAQ
                               Lucent Technologies, Inc.        LU                 29            NYSE
                               Mindspeed Technologies(2)        MND              .6667           AMEX
                               Motorola, Inc.                   MOT                18            NYSE
                               Nortel Networks Corporation      NT                 28            NYSE
                               PMC-Sierra, Inc.                 PMCS                1            NASDAQ
                               Qualcomm Incorporated            QCOM                8            NASDAQ
                               RF Micro Devices, Inc.           RFMD                2            NASDAQ
                               Scientific-Atlanta, Inc.         SFA                 2            NYSE
                               Skyworks Solutions, Inc.         SWKS              0.702          NASDAQ
                               Sycamore Networks, Inc.          SCMR                3            NASDAQ
                               Tellabs, Inc.                    TLAB                4            NASDAQ
                               Terayon Communications
                                  Systems, Inc.                 TERN                2            NASDAQ

(1) As a result of the acquisition by Motorola, Inc. of Next Level Communications, Next Level Communications is no longer included in the Broadband HOLDRS. For the 1 share of Next Level Communications previously represented in each round lot of 100 Broadband HOLDRS, the Bank of New York received $1.18. As a result of the offset for custody fees, The Bank of New York will not make any distribution to the record holders of Broadband HOLDRS in connection with this distribution.
(2) As a result of a spinoff of Mindspeed Technologies from Conexant Systems, Inc., a component of Broadband HOLDRS, Mindspeed Technologies will now be included as an underlying security in the Broadband HOLDRS. Effective July 3, 2003, .6667 shares of Mindspeed Technologies will be represented in each round lot of 100 Broadband HOLDRS.



                                                             The companies whose common stocks were included in the
                                                             Broadband HOLDRS at the time Broadband HOLDRS were
                                                             originally issued were generally considered to be among
                                                             the 20 largest and most liquid companies with U.S.-traded
                                                             common stock involved in the broadband industry, as
                                                             measured by market capitalization and trading volume on
                                                             March 14, 2000. The market capitalization of a company is
                                                             determined by multiplying the market price of its common
                                                             stock by the number of outstanding shares of its common
                                                             stock.

                                                             The trust only will issue and cancel, and you only may
                                                             obtain, hold, trade or surrender, Broadband HOLDRS in a
                                                             round-lot of 100 Broadband HOLDRS and round-lot
                                                             multiples. The trust will only issue Broadband HOLDRS
                                                             upon the deposit of the whole shares represented by a
                                                             round-lot of 100 Broadband HOLDRS. In the event that a
                                                             fractional share comes to be



                                                             represented by a round-lot of Broadband HOLDRS, the trust
                                                             may require a minimum of more than one round-lot of 100
                                                             Broadband HOLDRS for an issuance so that the trust will
                                                             always receive whole share amounts for issuance of
                                                             Broadband HOLDRS.

                                                             The number of outstanding Broadband HOLDRS will increase
                                                             and decrease as a result of in-kind deposits and
                                                             withdrawals of the underlying securities. The trust will
                                                             stand ready to issue additional Broadband HOLDRS on a
                                                             continuous basis when an investor deposits the required
                                                             shares of common stock with the trustee.

Purchases...........................................         You may acquire Broadband HOLDRS in two ways:

                                                                 o    through an in-kind deposit of the required
                                                                      number of shares of common stock of the
                                                                      underlying issuers with the trustee, or

                                                                 o    through a cash purchase in the secondary
                                                                      trading market.

Issuance and cancellation fees .....................         If you wish to create Broadband HOLDRS by delivering to
                                                             the trust the requisite shares of common stock
                                                             represented by a round-lot of 100 Broadband HOLDRS, The
                                                             Bank of New York as trustee will charge you an issuance
                                                             fee of up to $10.00 for each round-lot of 100 Broadband
                                                             HOLDRS.  If you wish to cancel your Broadband HOLDRS
                                                             and withdraw your underlying securities, The Bank of
                                                             New York as trustee will charge you a cancellation fee
                                                             of up to $10.00 for each round-lot of 100 Broadband
                                                             HOLDRS.

Commissions.........................................         If you choose to deposit underlying securities in order
                                                             to receive Broadband HOLDRS, you will be responsible
                                                             for paying any sales commission associated with your
                                                             purchase of the underlying securities that is charged
                                                             by your broker in addition to the issuance fee charged
                                                             by the trustee described above.

Custody fees........................................         The Bank of New York, as trustee and as custodian, will
                                                             charge you a quarterly custody fee of $2.00 for each
                                                             round-lot of 100 Broadband HOLDRS, to be deducted from
                                                             any cash dividend or other cash distributions on
                                                             underlying securities received by the trust.  With
                                                             respect to the aggregate custody fee payable in any
                                                             calendar year for each Broadband HOLDR, the trustee will
                                                             waive that portion of the fee which exceeds the total
                                                             cash dividends and other cash distributions received, or
                                                             to be received, and payable with respect to such
                                                             calendar year.

Rights relating to Broadband HOLDRS.................         You have the right to withdraw the underlying
                                                             securities upon request by delivering a round-lot or
                                                             integral multiple of a round-lot of Broadband HOLDRS to
                                                             the trustee, during the trustee's business hours, and
                                                             paying the cancellation fees, taxes and other charges.
                                                             You



                                                             should receive the underlying securities no later than
                                                             the business day after the trustee receives a proper
                                                             notice of cancellation. The trustee will not deliver
                                                             fractional shares of underlying securities. To the extent
                                                             that any cancellation of Broadband HOLDRS would otherwise
                                                             require the delivery of a fractional share, the trustee
                                                             will sell the fractional share in the market and the
                                                             trust, in turn, will deliver cash in lieu of the
                                                             fractional share. Except with respect to the right to
                                                             vote for dissolution of the trust, the Broadband HOLDRS
                                                             themselves will not have voting rights.

Rights relating to the underlying securities........         Broadband HOLDRS represents your beneficial ownership
                                                             of the underlying securities.  Owners of Broadband
                                                             HOLDRS have the same rights and privileges as if they
                                                             owned the underlying securities beneficially outside of
                                                             Broadband HOLDRS.  These include the right to instruct
                                                             the trustee to vote the underlying securities or you
                                                             may attend shareholder meetings yourself, the right to
                                                             receive any dividends and other distributions on the
                                                             underlying securities that are declared and paid to the
                                                             trustee by an issuer of an underlying security, the
                                                             right to pledge Broadband HOLDRS and the right to
                                                             surrender Broadband HOLDRS to receive the underlying
                                                             securities.  Broadband HOLDRS does not change your
                                                             beneficial ownership in the underlying securities under
                                                             United States federal securities laws, including
                                                             sections 13(d) and 16(a) of the Securities Exchange Act
                                                             of 1934.  As a result, you have the same obligations to
                                                             file insider trading reports that you would have if you
                                                             held the underlying securities outside of Broadband
                                                             HOLDRS.  However, due to the nature of Broadband
                                                             HOLDRS, you will not be able to participate in any
                                                             dividend reinvestment program of an issuer of
                                                             underlying securities unless you cancel your Broadband
                                                             HOLDRS (and pay the applicable fees) and receive all of
                                                             the underlying securities.

                                                             A holder of Broadband HOLDRS is not a registered owner
                                                             of the underlying securities.  In order to become a
                                                             registered owner, a holder of Broadband HOLDRS would
                                                             need to surrender their Broadband HOLDRS, pay the
                                                             applicable fees and expenses, receive all of the
                                                             underlying securities and follow the procedures
                                                             established by the issuers of the underlying securities
                                                             for registering their securities in the name of such
                                                             holder.

                                                             You retain the right to receive any reports and
                                                             communications that the issuers of underlying
                                                             securities are required to send to beneficial owners of
                                                             their securities.  As such, you will receive such
                                                             reports and communications from the broker through
                                                             which you hold your Broadband HOLDRS in the same manner
                                                             as if you beneficially owned your underlying securities
                                                             outside of Broadband HOLDRS in "street name"




                                                             through a brokerage account. The trustee will not attempt
                                                             to exercise the right to vote that attaches to, or give a
                                                             proxy with respect to, the underlying securities other
                                                             than in accordance with your instructions.

                                                             The depositary trust agreement entitles you to receive,
                                                             subject to certain limitations and net of any fees and
                                                             expenses of the trustee, any distributions of cash
                                                             (including dividends), securities or property made with
                                                             respect to the underlying securities.  However, any
                                                             distribution of securities by an issuer of underlying
                                                             securities will be deposited into the trust and will
                                                             become part of the underlying securities unless the
                                                             distributed securities are not listed for trading on a
                                                             U.S. national securities exchange or through the Nasdaq
                                                             National Market System or the distributed securities
                                                             have a Standard & Poor's GICS sector classification
                                                             that is different from the GICS sector classifications
                                                             represented in the Broadband HOLDRS at the time of the
                                                             distribution.  In addition, if the issuer of underlying
                                                             securities offers rights to acquire additional
                                                             underlying securities or other securities, the rights
                                                             may be distributed to you, may be disposed of for your
                                                             benefit or may lapse.

                                                             There may be a delay between the time any cash or other
                                                             distribution is received by the trustee with respect to
                                                             the underlying securities and the time such cash or
                                                             other distributions are distributed to you.  In
                                                             addition, you are not entitled to any interest on any
                                                             distribution by reason of any delay in distribution by
                                                             the trustee.  If any tax or other governmental charge
                                                             becomes due with respect to Broadband HOLDRS or any
                                                             underlying securities, you will be responsible for
                                                             paying that tax or governmental charge.

                                                             If you wish to participate in a tender offer for any of
                                                             the underlying securities, or any form of stock
                                                             repurchase program by an issuer of an underlying
                                                             security, you must surrender your Broadband HOLDRS (and
                                                             pay the applicable fees and expenses) and receive all
                                                             of your underlying securities in exchange for your
                                                             Broadband HOLDRS.  For specific information about
                                                             obtaining your underlying securities, you should read
                                                             the discussion under the caption "Description of the
                                                             Depositary Trust Agreement -Withdrawal of underlying
                                                             securities."

Ownership rights in fractional shares
in the underlying securities........................         As a result of distributions of securities by companies
                                                             included in the Broadband HOLDRS or other corporate
                                                             events, such as mergers, a Broadband HOLDR may
                                                             represent an interest in a fractional share of an
                                                             underlying security.  You are entitled to receive
                                                             distributions proportionate to your fractional shares.




                                                             In addition, you are entitled to receive proxy
                                                             materials and other shareholder communications and you
                                                             are entitled to exercise voting rights proportionate to
                                                             your fractional shares.  The trustee will aggregate the
                                                             votes of all of the share fractions represented by
                                                             Broadband HOLDRS and will vote the largest possible
                                                             number of whole shares.  If, after aggregation, there
                                                             is a fractional remainder, this fraction will be
                                                             ignored, because the issuer will only recognize whole
                                                             share votes.  For example, if 100,001 round-lots of 100
                                                             Broadband HOLDRS are outstanding and each round-lot of
                                                             100 Broadband HOLDRS represents 1.75 shares of an
                                                             underlying security, there will be 175,001.75 votes of
                                                             the underlying security represented by Broadband
                                                             HOLDRS.  If holders of 50,000 round-lots of 100
                                                             Broadband HOLDRS vote their underlying securities "yes"
                                                             and holders of 50,001 round-lots of 100 Broadband
                                                             HOLDRS vote their underlying securities "no", there
                                                             will be 87,500 affirmative votes and 87,501.75 negative
                                                             votes.  The trustee will ignore the .75 negative votes
                                                             and will deliver to the issuer 87,500 affirmative votes
                                                             and 87,501 negative votes.

Reconstitution events...............................         The depositary trust agreement provides for the
                                                             automatic distribution of underlying securities from
                                                             the Broadband HOLDRS to you in the following four
                                                             circumstances:

                                                              A.   If an issuer of underlying securities no longer
                                                                   has a class of securities registered under
                                                                   section 12 of the Securities Exchange Act of
                                                                   1934, then the trustee will distribute the shares
                                                                   of that company to the owners of the Broadband
                                                                   HOLDRS.

                                                              B.   If the SEC finds that an issuer of underlying
                                                                   securities should be registered as an investment
                                                                   company under the Investment Company Act of 1940,
                                                                   and the trustee has actual knowledge of the SEC
                                                                   finding, then its securities will no longer be an
                                                                   underlying security and the trustee will
                                                                   distribute the shares of that company to the
                                                                   owners of the Broadband HOLDRS.




                                                              C.   If the underlying securities of an issuer cease
                                                                   to be outstanding as a result of a merger,
                                                                   consolidation, or other corporate combination or
                                                                   other event, the trustee will distribute the
                                                                   consideration paid by and received from the
                                                                   acquiring company or the securities received in
                                                                   exchange for the securities of the underlying
                                                                   issuer whose securities cease to be outstanding
                                                                   to the beneficial owners of Broadband HOLDRS,
                                                                   only if the distributed securities have a
                                                                   different Standard & Poor's GICS sector
                                                                   classification than any of the underlying
                                                                   securities represented in the Broadband HOLDRS at
                                                                   the time of the distribution or exchange or if
                                                                   the securities received are not listed for
                                                                   trading on a U.S. national securities exchange or
                                                                   through the Nasdaq National Market System.  In
                                                                   any other case, the additional securities
                                                                   received will be deposited into the trust.

                                                              D.   If an issuer's underlying securities are delisted
                                                                   from trading on a U.S. national securities
                                                                   exchange or through the Nasdaq National Market
                                                                   System and are not listed for trading on another
                                                                   U.S. national securities exchange or through the
                                                                   Nasdaq National Market System within five
                                                                   business days from the date the securities are
                                                                   delisted.

                                                             To the extent a distribution of underlying securities
                                                             from the Broadband HOLDRS is required as a result of a
                                                             reconstitution event, the trustee will deliver the
                                                             underlying security to you as promptly as practicable
                                                             after the date that the trustee has knowledge of the
                                                             occurrence of a reconstitution event.

                                                             In addition, securities of a new company will be added
                                                             to the Broadband HOLDRS, as a result of a distribution
                                                             of securities by an underlying issuer, where a
                                                             corporate event occurs, or where the securities of an
                                                             underlying issuer are exchanged for the securities of
                                                             another company, unless the securities received have a
                                                             Standard & Poor's GICS sector classification that is
                                                             different from the GICS sector classification of any
                                                             other security then included in the Broadband HOLDRS or
                                                             are not listed for trading on a U.S. national
                                                             securities exchange or through the Nasdaq National
                                                             Market System.




                                                             It is anticipated, as a result of the broadly defined
                                                             Standard & Poor's GICS sectors, that most distributions
                                                             or exchanges of securities will result in the inclusion
                                                             of new securities in Broadband HOLDRS.  The trustee
                                                             will review the Standard & Poor's GICS sector
                                                             classifications of securities to determine whether
                                                             securities received as a result of a distribution by an
                                                             underlying issuer or as consideration for securities
                                                             included in the Broadband HOLDRS or distributed to you.

Standard & Poor's sector classifications............         Standard & Poor's Corporation is an independent source
                                                             of market information that, among other things,
                                                             maintains the Global Industry Classification Standard,
                                                             referred to herein as "GICS," which classifies the
                                                             securities of public companies into various sector
                                                             classifications based upon GICS sectors, which are
                                                             derived from its own criteria.  The GICS classification
                                                             standards were exclusively effective as of January 2,
                                                             2002.  There are 10 Standard & Poor's GICS sectors and
                                                             each class of publicly traded securities of a company
                                                             is given only one GICS sector classification.  The
                                                             securities included in the Broadband HOLDRS are
                                                             currently represented in the Information Technology
                                                             GICS sector.  The Standard & Poor's GICS sector
                                                             classifications of the securities included in the
                                                             Broadband HOLDRS may change over time if the companies
                                                             that issued these securities change their focus of
                                                             operations or if Standard & Poor's alters the criteria
                                                             it uses to determine GICS sectors, or both.

Termination events .................................          A.   The Broadband HOLDRS are delisted from the
                                                                   American Stock Exchange and are not listed for
                                                                   trading on another U.S. national securities
                                                                   exchange or through the Nasdaq National Market
                                                                   System within five business days from the date
                                                                   the Broadband HOLDRS are delisted.

                                                              B.   The trustee resigns and no successor trustee is
                                                                   appointed within 60 days from the date the
                                                                   trustee provides notice to Merrill Lynch, Pierce,
                                                                   Fenner & Smith Incorporated, as initial
                                                                   depositor, of its intent to resign.

                                                              C.   Beneficial owners of at least 75% of outstanding
                                                                   Broadband HOLDRS vote to dissolve and liquidate
                                                                   the trust.

                                                             If a termination event occurs, the trustee will
                                                             distribute the underlying securities as promptly as
                                                             practicable after the termination event.

                                                             Upon termination of the depositary trust agreement and
                                                             prior to distributing the underlying securities to you,
                                                             the trustee will charge you a cancellation fee of up to
                                                             $10.00 per round-lot of 100 Broadband HOLDRS
                                                             surrendered,




                                                             along with any taxes or other governmental charges, if
                                                             any.

United States Federal income tax consequences.......         The United States federal income tax laws will treat a
                                                             U.S. holder of  Broadband HOLDRS as directly owning the
                                                             underlying securities.  The Broadband HOLDRS themselves
                                                             will not result in any United States federal tax
                                                             consequences separate from the tax consequences
                                                             associated with ownership of the underlying securities.

Listing.............................................         The Broadband HOLDRS are listed on the American Stock
                                                             Exchange under the symbol "BDH." On July 1, 2003 the
                                                             last reported sale price of the Broadband HOLDRS on the
                                                             American Stock Exchange was $9.62.

Trading.............................................         Investors are only able to acquire, hold, transfer and
                                                             surrender a round-lot of 100 Broadband HOLDRS.  Bid and
                                                             ask prices, however, are quoted per single Broadband
                                                             HOLDR.

Clearance and settlement............................         Broadband HOLDRS have been issued in book-entry form.
                                                             Broadband HOLDRS are evidenced by one or more global
                                                             certificates that the trustee has deposited with The
                                                             Depository Trust Company, referred to as DTC.
                                                             Transfers within DTC will be in accordance with DTC's
                                                             usual rules and operating procedures.  For further
                                                             information see "Description of Broadband HOLDRS."


                                    THE TRUST

         General. This discussion highlights information about the Broadband HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Broadband HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Broadband HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of March 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Broadband HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Broadband HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Broadband HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF BROADBAND HOLDRS

         The trust has issued Broadband HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Broadband HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Broadband HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

         Broadband HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Broadband HOLDRS--The Broadband HOLDRS."

         Beneficial owners of Broadband HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Broadband HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Broadband HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Broadband HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Broadband HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Broadband HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Broadband HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Broadband HOLDRS are available only in book-entry form. Owners of Broadband HOLDRS hold their Broadband HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the broadband industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the broadband business as measured by market capitalization and trading volume.

         The Broadband HOLDRS may no longer consist exclusively of securities issued by companies involved in the broadband industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the broadband business and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Broadband HOLDRS, please refer to "Highlights of Broadband HOLDRS--The Broadband HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Broadband HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 22 underlying securities currently represented by a single Broadband HOLDR, measured at the close of the business day on November 10, 1999, the first date when all of the underlying securities were publicly traded and thereafter as of the end of each month through June 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.



                 Closing                   Closing                    Closing                   Closing                   Closing
1999             Price      2000           Price      2001            Price      2002           Price      2003           Price
November 10....  66.17      January 31...   81.64     January 31....  53.05      January 31...  15.59      January  31..  8.04
November 30....  68.09      February 29..  101.22     February 29...  29.90      February 28..  12.32      February 28..  7.84
December 31....  87.92      March 31.....  101.34     March 30......  24.55      March 28.....  12.95      March 31.....  7.87
                            April 28.....   87.58     April 28......  27.28      April 30.....  11.50      April 30.....  7.99
                            May 31.......   77.32     May 31........  24.52      May 31.......  11.03      May 31.......  9.30
                            June 30......   91.10     June 29.......  21.36      June 28......   8.23      June 30......  9.51
                            July 31......   87.99     July 31.......  20.41      July 31......   7.51
                            August 31....   95.85     August 31.....  17.76      August 31....   7.38
                            September 29.   79.32     September 28..  14.29      September 30.   6.08
                            October 31...   64.73     October 31....  16.01      October 31...   7.12
                            November 30..   48.85     November 30...  18.71      November 29..   9.37
                            December 29..   45.83     December 31...  16.74      December 31..   7.62


[Chart Omitted]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of March 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Broadband HOLDRS, provides that Broadband HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the Broadband HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Broadband HOLDRS. You may create and cancel Broadband HOLDRS only in round-lots of 100 Broadband HOLDRS. You may create Broadband HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS. Similarly, you must surrender Broadband HOLDRS in integral multiples of 100 Broadband HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Broadband HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Broadband HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Broadband HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Broadband HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Broadband HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Broadband HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Broadband HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Broadband HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Broadband HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS will be distributed from the Broadband HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Broadband HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the

Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Broadband HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Broadband HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS.

         Further issuances of Broadband HOLDRS. The depositary trust agreement provides for further issuances of Broadband HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Broadband HOLDRS will surrender their Broadband HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Broadband HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Broadband HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Broadband HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Broadband HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Broadband HOLDRS.

         Issuance and cancellation fees. If you wish to create Broadband HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Broadband HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Broadband HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Broadband HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the Broadband HOLDRS for:

         o    citizen or resident of the United States;

         o corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust, if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

         o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any Broadband HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this summary generally is limited to investors who will hold the Broadband HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this summary does not address Broadband HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Broadband HOLDRS

         A receipt holder purchasing and owning Broadband HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Broadband HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Pursuant to recently enacted legislation, qualified dividend income received in respect of Broadband HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Broadband HOLDRS.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Broadband HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Broadband HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Broadband HOLDRS. Similarly, with respect to sales of Broadband HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Broadband HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Broadband HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Broadband HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of information program, and
         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States.

but will not include:

         o    a passive foreign investment company (as defined below),
         o a foreign personal holding company (as specially defined in the Code), or
         o    a foreign investment company (as specially defined in the Code).

The Treasury Department is expected to issue guidance regarding these requirements.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which foreign holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer holders of Broadband HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

          o    at least 75% of its gross income is "passive income"; or

          o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Broadband HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder;

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met; or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
              (a) the common stock is not considered to be "regularly traded on an established securities market" or
              (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such, issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Broadband HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Broadband HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Broadband HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited, the underlying securities to receive Broadband HOLDRS. The trust delivered the initial distribution of Broadband HOLDRS against deposit of the underlying securities in New York, New York on approximately April 10, 2000.

         Investors who purchase Broadband HOLDRS through a fee-based brokerage account will pay fees charge by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Merrill Lynch Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Broadband HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sale will be made at prices related to prevailing market prices at the time of sale.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Broadband HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Broadband HOLDRS were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Broadband HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Broadband HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Broadband HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC AT 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect tot their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Broadband HOLDRS. This prospectus relates only to Broadband HOLDRS and doe not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Broadband HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Broadband HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001 and 2002, through June 2003. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.


                       AGERE SYSTEMS, INC., CLASS A (AGRA)

         Agere Systems, Inc. provides advanced integrated circuit solutions for wireless data, high-density storage and multi-service networking applications. Agere's wireless data portfolio enables seamless network access and Internet connectivity through WiFi solutions. Agere also provides custom and standard multi-service networking solutions, such as broadband Ethernet components and wireless infrastructure chips, and integrated circuits for high-density storage applications. Agere's customers include PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January        *     January      *     January     *      January    *        January    5.12     January   1.77
February       *     February     *     February    *      February   *        February   4.00     February  1.61
March          *     March        *     March       *      March      6.19     March      3.89     March     1.60
April          *     April        *     April       *      April      7.00     April      4.24     April     1.79
May            *     May          *     May         *      May        7.00     May        3.12     May       2.44
June           *     June         *     June        *      June       7.30     June       1.40     June      2.33
July           *     July         *     July        *      July       5.53     July       1.90
August         *     August       *     August      *      August     5.10     August     1.59
September      *     September    *     September   *      September  4.14     September  1.10
October        *     October      *     October     *      October    4.60     October    0.87
November       *     November     *     November    *      November   5.16     November   1.38
December       *     December     *     December    *      December   5.69     December   1.44


The closing price on July 1, 2003 was $2.41.

                       AGERE SYSTEMS, INC., CLASS B (AGRB)

         Agere Systems, Inc. provides advanced integrated circuit solutions for wireless data, high-density storage and multi-service networking applications. Agere's wireless data portfolio enables seamless network access and Internet connectivity through WiFi solutions. Agere also provides custom and standard multi-service networking solutions, such as broadband Ethernet components and wireless infrastructure chips, and integrated circuits for high-density storage applications. Agere's customers include PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January        *     January      *     January     *      January    *        January    *        January   1.74
February       *     February     *     February    *      February   *        February   *        February  1.53
March          *     March        *     March       *      March      *        March      *        March     1.50
April          *     April        *     April       *      April      *        April      *        April     1.71
May            *     May          *     May         *      May        *        May        *        May       2.34
June           *     June         *     June        *      June       *        June       1.50     June      2.30
July           *     July         *     July        *      July       *        July       1.95
August         *     August       *     August      *      August     *        August     1.54
September      *     September    *     September   *      September  *        September  0.99
October        *     October      *     October     *      October    *        October    0.93
November             November     *     November    *      November   *        November   1.41
December             December     *     December    *      December   *        December   1.40


The closing price on July 1, 2003 was $2.33.



                    APPLIED MICRO CIRCUITS CORPORATION (AMCC)

         Applied Micro Circuits Corporation designs, develops, manufacturers and markets components that are used in communications products and in the infrastructure for network communications products. Applied Micro Circuits focuses on developing technology for the high speed network applications which are used to connect companies' networks to each other and to the Internet. Applied Micro Circuits customers include communications original equipment manufacturers and its products are targeted at various communications semiconductor markets. Applied Micro Circuits provides its customers with complete silicon integrated chip solutions, including physical media dependent devices, physical layer products, overhead processor products and higher layer products.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     2 25/64  January   5 1/4    January    36 15/16  January    73.50   January   10.17   January   3.62
February    2 11/32  February  4 29/32  February   68 49/64  February   26.75   February   7.69   February  3.49
March       2 13/16  March     5 11/32  March      75 1/32   March      16.50   March      8.00   March     3.26
April       3 29/64  April     6 43/64  April      64 7/16   April      26.02   April      6.75   April     4.47
May         2 13/16  May       7 25/64  May        49 5/8    May        18.07   May        6.15   May       5.03
June        3 15/64  June      10 9/32  June       49 3/8    June       17.20   June       4.73   June      6.04
July        2 27/32  July      11 3/4   July       74 5/8    July       17.14   July       4.61
August      2 3/8    August    11 17/32 August    101 15/32  August     14.27   August     3.85
September   1 55/64  September 14 1/4   September 103 17/32  September   6.99   September  2.86
October     3        October   19 29/64 October    76 7/16   October    11.03   October    3.90
November    4 3/16   November  20 25/32 November   48 7/16   November   13.63   November   4.56
December    4 1/4    December  31 13/16 December   75 3/64   December   11.32   December   3.69


The closing price on July 1, 2003 was $6.12.

                           BROADCOM CORPORATION (BRCM)

         Broadcom Corporation designs, develops and markets products to facilitate high-speed broadband, digital voice, video and data transmission to homes and businesses using existing communications infrastructure. Broadcom designs, develops and supplies system-on-a- chip solutions and related hardware and software applications for the broadband communications market, and its product portfolio includes television cable set-top boxes, cable modems for Internet access, high-speed networking for businesses private networks, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber lines. Broadcom also offers wireless communications, server solutions, and network server solutions.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January        *     January   33 9/32  January   144 21/32 January    109.94  January   42.47    January  13.54
February       *     February  30 3/32  February  197 3/8   February    49.25  February  30.65    February 14.48
March          *     March     30 13/16 March     242 7/8   March       28.90  March     35.90    March    12.35
April       12       April     38 9/16  April     172 3/8   April       41.56  April     34.50    April    17.89
May         12 25/32 May       47 7/8   May       130 1/16  May         33.26  May       22.55    May      24.51
June        18 13/32 June      72 9/32  June      218 15/16 June        42.76  June      17.54    June     24.91
July        15 11/16 July      60 1/4   July      224 1/4   July        43.63  July      18.76
August      12 13/16 August    64 3/8   August    250       August      32.15  August    16.49
September   17 3/4   September 54 1/2   September 243 3/4   September   20.30  September 10.68
October     20 47/64 October   63 29/32 October   222 3/8   October     34.41  October   11.98
November    22 21/64 November  89 17/32 November   97 1/2   November    43.99  November  19.55
December    30 3/16  December 136 3/16  December   84       December    40.87  December  15.06



The closing price on July 1, 2003 was $25.74.



                            CIENA CORPORATION (CIEN)

         Ciena Corporation develops and markets products for the optical networking equipment market. Ciena provides products systems based on fiber optic cables and switches to manage network data traffic and other multi-purpose data delivery systems. Ciena's products enable carriers to manage network bandwidth more efficiently, and its software-based tools are designed to enable accelerated deployment of new, differentiating optical services. Ciena's customers include local and long-distance telephone carriers, wireless and wholesale carriers, Internet service providers, systems integrators, governments, large businesses and non-profit institutions. Ciena also offers complete engineering, furnishing and installation services, as well as full-time customer support from locations worldwide.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     27 17/32 January   10 3/32  January    32 13/16  January    90.06   January   12.70    January  5.80
February    20 31/32 February  13 15/16 February   79 29/32  February   67.19   February   7.76    February 5.42
March       21 5/16  March     11 1/4   March      63 1/16   March      41.75   March      9.00    March    4.37
April       27 7/8   April     11 3/4   April      61 13/16  April      55.06   April      7.49    April    4.88
May         26       May       14 3/8   May        59 27/32  May        54.15   May        5.66    May      5.75
June        34 13/16 June      15 3/32  June       83 11/32  June       38.00   June       4.19    June     5.17
July        37 1/32  July      16 7/8   July       71 1/16   July       33.14   July       4.03
August      14 1/16  August    17 9/16  August    110 27/32  August     17.12   August     4.05
September    7 5/32  September 18 1/4   September 122 13/16  September  10.29   September  2.97
October      8 19/32 October   17 5/8   October   105 1/8    October    16.26   October    3.68
November     8 1/2   November  21 31/32 November   75 15/16  November   17.75   November   6.65
December     7 5/16  December  28 3/4   December   81 1/4    December   14.31   December   5.14


The closing price on July 1, 2003 was $5.28.

                        COMVERSE TECHNOLOGY, INC. (CMVT)

         Comverse Technology, Inc. designs, develops, manufactures, markets and supports systems and software for multimedia applications and information processing applications. Comverse products are designed to allow telecommunications operators to provide services such as messaging, data distribution, call answering, voice and fax mail and Internet services. Through a subsidiary, Comverse also offers control products that interconnect complex circuit switching, database and messaging systems. Comverse's customers include fixed and wireless telephone network operators, government agencies, call centers, financial institutions and businesses. Comverse also manufactures digital monitoring systems that provide monitoring, recording, surveillance and information gathering capabilities for law enforcement and intelligence agencies.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     11 15/64 January   28       January   71 11/16 January     113.31 January    21.37   January    9.52
February    15 37/64 February  23 59/64 February  98 7/16  February     74.94 February   15.65   February  10.20
March       16 19/64 March     28 21/64 March     94 1/2   March        58.89 March      12.67   March     11.31
April       15 51/64 April     32 1/16  April     89 3/16  April        68.50 April      12.03   April     13.04
May         16 21/32 May       33 25/32 May       91 3/8   May          58.00 May        11.85   May       15.27
June        17 19/64 June      37 3/4   June      93       June         57.10 June        9.26   June      15.01
July        17 1/64  July      37 25/32 July      87 3/4   July         28.28 July        7.96
August      12 53/64 August    39       August    91 15/16 August       25.14 August      8.18
September   13 5/8   September 47 5/32  September 108      September    20.48 September   6.99
October     15 21/64 October   56 3/4   October   111 3/4  October      18.81 October     7.20
November    19 11/64 November  60 7/16  November  83 3/16  November     21.39 November   12.12
December    23 43/64 December  72 3/8   December  118 5/8  December     22.37 December   10.02


The closing price on July 1, 2003 was $15.02.



                          CONEXANT SYSTEMS, INC. (CNXT)

         Conexant Systems, Inc. develops and markets semiconductors for communications applications. Conexant has historically operated in two business segments: the Broadband Communications and Mindspeed Technologies, the Company's Internet infrastructure business. Mindspeed Technologies was spun off on July
3, 2003. Conexant's Broadband Communications business include products that connect personal communications access products, such as set-top boxes, residential gateways, PCs and game consoles, to voice, video and data services over broadband connections.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January        *     January    9 3/32  January   84 1/2    January    18.06  January    13.04   January   1.21
February       *     February   8 1/2   February  98 1/4    February   12.25  February   10.24   February  1.41
March          *     March     13 27/32 March     71        March       8.94  March      12.05   March     1.49
April          *     April     20 3/8   April     59 7/8    April      10.75  April      10.20   April     1.82
May            *     May       19 3/8   May       37 5/8    May         8.48  May         7.15   May       3.88
June           *     June      29 1/32  June      48 5/8    June        8.95  June        1.62   June      4.19
July           *     July      31 7/16  July      32        July        9.51  July        2.03
August         *     August    35 15/16 August    37 3/16   August     11.91  August      1.48
September      *     September 36 21/64 September 41 7/8    September   8.30  September   1.11
October        *     October   46 11/16 October   26 5/16   October    10.15  October     1.23
November       *     November  59 1/4   November  20 5/16   November   14.89  November    2.28
December    8 3/8    December  66 3/8   December  15 3/8    December   14.36  December    1.61


The closing price on July 1, 2003 was $4.17.

                      COPPER MOUNTAIN NETWORKS, INC. (CMTN)

         Copper Mountain Networks, Inc. supplies high-speed digital communications products enabling telecommunications service companies to provide advanced voice, video and data services to its customers. Copper Mountain produces broadband access equipment, including VantEdge Access Broadband Remote Access Server (BRAS), VantEdge Broadband Services Concentrators, CopperEdge DSL (digital subscriber line) Concentrators and CopperView Network Management Software Tools.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January        *      January      *     January   552 1/2   January   76.90    January   13.30    January    4.79
February       *      February     *     February  869 3/8   February  40.90    February   8.60    February   5.19
March          *      March        *     March     819 3/8   March     33.90    March      9.50    March      6.05
April          *      April        *     April     833 3/4   April     27.70    April      7.50    April      6.21
May            *      May       320      May       835 5/8   May       37.40    May        8.30    May        9.10
June           *      June      386 1/4  June      881 1/4   June      41.00    June       8.40    June      10.80
July           *      July      605      July      788 19/32 July      32.80    July       3.85
August         *      August    585      August    599 3/8   August    15.10    August     3.70
September      *      September 438 1/8  September 375       September  8.00    September  3.83
October        *      October   368 3/4  October   114 3/8   October   11.50    October    3.47
November       *      November  417 3/16 November  61 1/4    November  16.50    November   3.99
December       *      December  487 1/2  December  59 1/16   December  16.90    December   4.26


The closing price on July 1, 2003 was $8.73.



                               CORNING, INC. (GLW)

         Corning, Incorporated is a global, technology-based company that develops and markets telecommunications and other specialized products. Corning operates in two business segments. The Telecommunications Segment primarily produces optical fiber and cable, optical hardware and equipment, photonic modules and components and optical networking devices for the worldwide telecommunications industry. The Technologies Segment manufactures specialized products with properties for customer applications utilizing glass, glass ceramic and polymer technologies. Corning's primary products include liquid crystal glass for use in televisions, notebook and desktop computers and automobiles.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     11 25/64 January   16 1/4   January    51 27/64 January   56.71   January    7.97    January   4.08
February    13 35/64 February  17 53/64 February   62 43/64 February  27.10   February   6.73    February  4.92
March       14 3/4   March     20       March      64 43/64 March     20.69   March      7.62    March     5.84
April       13 21/64 April     19 5/64  April      65 53/64 April     21.97   April      6.69    April     5.42
May         13 9/64  May       18 13/64 May        64 21/64 May       18.92   May        4.80    May       7.31
June        11 37/64 June      23 3/8   June       89 61/64 June      16.71   June       3.55    June      7.39
July        10 15/64 July      23 21/64 July       78 5/64  July      15.66   July       1.60
August      8 13/64  August    22 11/64 August    109 21/64 August    12.01   August     2.00
September   9 13/16  September 22 55/64 September  99       September  8.82   September  1.60
October     12 3/64  October   26 13/64 October    76 1/2   October    8.06   October    1.87
November    13 3/8   November  31 15/64 November   58 1/2   November   9.43   November   4.43
December    15       December  42 63/64 December   52 13/16 December   8.92   December   3.31


The closing price on July 1, 2003 was $7.46.

                         JDS UNIPHASE CORPORATION (JDSU)

         JDS Uniphase Corporation designs and manufactures fiber optic components and modules for the fiber optic communications industry, as well as for markets where its core optics technologies provide solutions for industrial, commercial and consumer applications. Its products are deployed by system manufacturers and are sold primarily to telecommunications, data communications and cable television system providers. JDS also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     4 19/32  January   11 25/64 January   101 31/32 January   54.81   January    7.00    January   2.70
February    5 1/64   February  11 1/64  February  131 15/16 February  26.75   February   4.85    February  2.87
March       5 17/64  March     14 25/64 March     120 9/16  March     18.44   March      5.89    March     2.85
April       6 25/32  April     15 11/64 April     103 3/4   April     21.39   April      4.34    April     3.23
May         6 3/8    May       16 3/4   May        88       May       16.71   May        3.51    May       3.78
June        7 27/32  June      20 3/4   June      119 7/8   June      12.50   June       2.67    June      3.50
July        6 1/4    July      22 19/32 July      118 1/8   July       9.24   July       2.53
August      5        August    26 33/64 August    124 31/64 August     7.05   August     2.69
September   5 1/8    September 28 29/64 September  94 11/16 September  6.32   September  1.94
October     6 11/64  October   41 23/32 October    81 7/16  October    7.99   October    2.25
November    6 25/32  November  57 3/16  November   50 1/16  November  10.08   November   3.41
December    8 43/64  December  80 21/32 December   41 11/16 December   8.68   December   2.47


The closing price on July 1, 2003 was $3.51.



                         LUCENT TECHNOLOGIES, INC. (LU)

         Lucent Technologies, Inc. is a provider of communications networks for communications service providers. Lucent is organized around two distinct customer segments: Integrated Network Solutions, focusing on the needs of wireline service providers, and Mobility Solutions, focusing on the needs of wireless service providers. Lucent's primary customer base includes communications network operators and service providers. Lucent provides wireless networks services, local and long distance voice, data, video and cable services, optical networking for the transmission of data, switches to route and control network traffic and software products that manage voice and data communications networks.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     22 1/8   January   56 9/32  January   55 1/2    January   18.60   January    6.52    January   1.86
February    27 3/32  February  50 25/32 February  59 1/2    February  11.59   February   5.56    February  1.64
March       31 31/32 March     54       March     62        March      9.97   March      4.73    March     1.47
April       38 1/8   April     60       April     62 9/16   April     10.01   April      4.60    April     1.80
May         35 15/32 May       56 7/8   May       57 1/4    May        7.88   May        4.65    May       2.21
June        41 19/32 June      67 7/16  June      58 3/4    June       6.21   June       1.66    June      2.03
July        46 3/16  July      65 1/16  July      43 3/4    July       6.70   July       1.75
August      35 7/16  August    64 1/16  August    42        August     6.82   August     1.73
September   34 5/8   September 64 7/8   September 30 1/2    September  5.73   September  0.76
October     40 3/32  October   64 1/4   October   23 5/16   October    6.70   October    1.23
November    43 1/32  November  74 1/2   November  15 9/16   November   7.32   November   1.77
December    54 31/32 December  75       December  13 1/2    December   6.30   December   1.26



The closing price on July 1, 2003 was $2.02.

                          MINDSPEED TECHNOLOGIES (MND)

         Mindspeed Technologies provides semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks. Mindspeed's products include multiservice access solutions which support voice and data services across wireline and wireless networks, T/E carrier products and network processors. Mindspeed Technologies was spun off from Conexant Systems Inc. on July 3, 2003.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     *        January   *        January   *         January   *       January    *       January   *
February    *        February  *        February  *         February  *       February   *       February  *
March       *        March     *        March     *         March     *       March      *       March     *
April       *        April     *        April     *         April     *       April      *       April     *
May         *        May       *        May       *         May       *       May        *       May       *
June        *        June      *        June      *         June      *       June       *       June      *
July        *        July      *        July      *         July      *       July       *
August      *        August    *        August    *         August    *       August     *
September   *        September *        September *         September *       September  *
October     *        October   *        October   *         October   *       October    *
November    *        November  *        November  *         November  *       November   *
December    *        December  *        December  *         December  *       December   *


The closing price on July 1, 2003 was *.

                              MOTOROLA, INC. (MOT)

         Motorola, Inc. develops, manufactures and markets integrated communications and electronic products and systems. Motorola offers software-enhanced wireless telephone and messaging, two-way radio products and systems, as well as networking and Internet-access products for consumers, network operators and commercial, government and industrial customers; end-to-end systems for the delivery of interactive digital video, voice and high-speed data solutions for broadband operators; embedded semiconductor solutions for customers in wireless communications, networking and transportation markets, and integrated electronic systems for automotive, telematics, industrial, telecommunications, computing and portable energy systems markets.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     19 55/64 January   24 5/64  January   45 1/2    January   22.81   January    13.31   January   7.98
February    18 35/64 February  23 27/64 February  56 53/64  February  15.17   February   13.00   February  8.42
March       20 1/4   March     24 27/64 March     48 43/64  March     14.26   March      14.20   March     8.26
April       18 37/64 April     26 43/64 April     39 43/64  April     15.55   April      15.40   April     7.91
May         17 43/64 May       27 39/64 May       31 1/4    May       14.70   May        15.99   May       8.52
June        17 33/64 June      31 37/64 June      30        June      16.56   June       14.59   June      9.43
July        17 27/64 July      30 27/64 July      33 1/4    July      18.69   July       11.60
August      14 5/16  August    30 3/4   August    36 1/16   August    17.40   August     12.00
September   14 19/64 September 29 21/64 September 29 1/2    September 15.60   September  10.18
October     17 21/64 October   32 7/16  October   24 15/16  October   16.37   October     9.17
November    20 5/8   November  38 5/64  November  20 1/16   November  16.54   November   11.24
December    20 23/64 December  49 5/64  December  20 1/4    December  15.02   December    8.65


The closing price on July 1, 2003 was $9.24.

                        NORTEL NETWORKS CORPORATION (NT)

         Nortel Networks Corporation designs, develops, manufactures and markets networking products and services that support the Internet and other public and private data, voice and multimedia communications networks using wireline and wireless technologies. Nortel products include systems and services which connect users to telecommunications networks and the Internet. Nortel's business consists of the design, development, manufacture, assembly, marketing, sale, licensing, installation, servicing and support of its networking solutions.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     11 9/32  January   15 25/32 January   47 3/4    January   38.23   January    7.24    January   2.37
February    13 5/16  February  14 33/64 February  55 7/8    February  18.49   February   5.07    February  2.15
March       16 5/32  March     15 17/32 March     63        March     14.05   March      4.49    March     2.08
April       15 7/32  April     17 3/64  April     56        April     15.30   April      3.40    April     2.58
May         16       May       18 3/4   May       54 1/8    May       13.33   May        2.21    May       3.14
June        14 3/16  June      21 45/64 June      68 7/8    June       9.03   June       1.45    June      2.70
July        14 23/32 July      22 5/32  July      74        July       8.00   July       0.97
August      11 7/8   August    20 17/32 August    81 1/2    August     6.26   August     1.05
September    8 1/64  September 25 1/2   September 59 1/2    September  5.61   September  0.54
October     10 45/64 October   30 31/32 October   45 1/2    October    5.81   October    1.23
November    11 43/64 November  36 15/16 November  37 3/4    November   7.80   November   1.94
December    12 1/2   December  50 1/2   December  32 1/16   December   7.46   December   1.61


The closing price on July 1, 2003 was $2.90.


                             PMC-SIERRA, INC. (PMCS)

         PMC-Sierra, Inc. develops and markets Internet and network semiconductor systems for use in the telecommunications and data networking industries. PMC-Sierra's semiconductor devices are sold to equipment manufacturers, who in turn supply their equipment principally to communications network service providers and enterprises. PMC-Sierra's networking products are comprised of communications semiconductors, including microprocessors that are used in many different types of equipment throughout the network infrastructure. Its products are sold primarily into four areas of the worldwide network infrastructure: metro, access, enterprise/storage and consumer-related markets.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January      8 1/2   January   18 37/64 January     90 1/4  January   75.56   January    23.87   January    5.50
February     9       February  17 23/32 February  193 1/16  February  33.50   February   14.61   February   5.66
March        9 1/2   March     17 51/64 March     203 11/16 March     24.74   March      16.28   March      5.95
April       11 3/8   April     23 31/32 April     191 7/8   April     41.60   April      15.56   April      8.26
May          9 47/64 May       24 9/32  May       153 1/4   May       31.30   May        14.22   May       10.86
June        11 23/32 June      29 15/32 June      177 11/16 June      31.07   June        9.27   June      11.73
July        10 7/32  July      39 1/8   July      193 13/16 July      30.31   July        9.55
August       7 41/64 August    46 1/2   August    236       August    30.75   August      7.01
September    7 31/32 September 46 1/4   September 215 1/4   September 10.27   September   3.88
October     11 7/32  October   47 1/8   October   169 1/2   October   16.23   October     4.87
November    13 15/32 November  51 17/32 November   92 3/16  November  22.79   November    8.17
December    15 25/32 December  80 5/32  December   78 5/8   December  21.26   December    5.56


The closing price on July 1, 2003 was $11.90.

                          QUALCOMM INCORPORATED (QCOM)

         Qualcomm Incorporated develops and markets digital wireless communications products, technologies and services for use in wireless networks. Qualcomm developed Code Division Multiple Access (CMDA) technology, which is a communications industry standard for digital, wireless networks. Qualcomm, therefore, is able to license its intellectual property to customers and to integrate its CDMA technology into its own products. Additionally, Qualcomm develops and supplies CDMA-based integrated circuits and system software, provides technology to support the convergence of wireless data, Internet and voice services, and offers consulting services to the United States government. Qualcomm markets and sells its products and CMDA technology through its own direct sales force and through third parties.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     6 31/64  January     8 15/64 January   127       January    84.06   January    44.05   January    37.66
February    6 3/8    February    9 1/8   February  142 7/16  February   54.81   February   33.25   February   34.58
March       6 11/16  March      15 35/64 March     149 5/16  March      56.62   March      37.64   March      37.50
April       7 1/32   April      25       April     108 7/16  April      57.36   April      30.16   April      31.88
May         6 33/64  May        24 5/16  May        66 3/8   May        60.74   May        31.64   May        33.55
June        7 1/32   June       35 7/8   June       60       June       58.48   June       27.49   June       36.03
July        7 51/64  July       39       July       64 15/16 July       63.23   July       27.48
August      5 1/2    August     48 3/64  August     59 7/8   August     58.85   August     27.71
September   6        September  47 19/64 September  71 1/4   September  47.54   September  27.62
October     6 61/64  October    55 11/16 October    65 7/64  October    49.12   October    34.52
November    6 55/64  November   90 27/64 November   80 1/4   November   58.72   November   41.22
December    6 31/64  December  176 1/8   December   82 3/16  December   50.50   December   36.39


The closing price on July 1, 2003 was $36.04.


                          RF MICRO DEVICES, INC. (RFMD)

         RF Micro Devices, Inc. designs, manufactures and markets radio frequency integrated circuits, which are included primarily in cellular and personal communications service phones, base stations, wireless local area networks and cable television modems. RF Micro Devices' products include amplifiers, transmitters and receivers, and its integrated circuits perform the transmit and receive functions that are critical to the performance of wireless and PCS phones. RF Micro Devices markets and sells its products through its own direct sales force and through third parties.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     1 19/64  January    9 3/64  January   40 1/2    January    21.63   January   18.31   January    5.62
February    1 55/64  February   9 5/8   February  69 5/32   February   11.12   February  15.64   February   6.54
March       1 53/64  March     11 31/32 March     67 3/16   March      11.69   March     17.90   March      6.00
April       2        April     13 31/32 April     52 1/32   April      29.38   April     17.40   April      4.72
May         1 39/64  May       10 21/32 May       52 1/2    May        26.08   May       16.41   May        5.64
June        1 23/64  June      18 21/32 June      43 13/16  June       26.97   June       7.62   June       5.90
July        2 5/32   July      19 7/64  July      37 11/16  July       27.36   July       6.66
August      1 5/8    August    21 31/32 August    44 5/8    August     25.46   August     6.69
September   2 17/64  September 22 7/8   September 32        September  16.60   September  6.00
October     2 31/32  October   25 13/16 October   19 15/16  October    20.44   October    8.48
November    3 45/64  November  33 31/32 November  19        November   24.25   November  12.19
December    5 51/63  December  34 7/32  December  27 7/16   December   19.23   December   7.33


The closing price on July 1, 2003 was $5.78.

                         SCIENTIFIC-ATLANTA, INC. (SFA)

         Scientific-Atlanta, Inc. develops and markets products and services for communications networks that deliver voice, data and video that connect information providers with users. Scientific-Atlanta's products include satellite communications equipment that transports programming from its source to geographically distributed headends, optical communications products that transport information within metropolitan areas to individual neighborhoods and radio frequency (RF) electronics products that provide connectivity within the neighborhoods to each consumer's home.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January      7 25/32 January   15 9/16  January   38 17/32  January    60.00   January   26.48   January    11.10
February     8 3/4   February  16 7/32  February  51 11/32  February   46.90   February  22.37   February   13.13
March        9 25/32 March     13 5/8   March     63 1/4    March      41.59   March     23.10   March      13.74
April       11 15/16 April     15 7/8   April     65 1/16   April      57.73   April     20.00   April      16.25
May         11 1/32  May       17 21/32 May       56 3/8    May        52.51   May       19.45   May        19.69
June        12 11/16 June      18       June      74 1/2    June       40.60   June      16.45   June       23.84
July        12 1/32  July      18 1/4   July      76 3/4    July       25.45   July      12.65
August       8 27/32 August    25 5/8   August    77 9/16   August     20.54   August    14.74
September   10 9/16  September 24 25/32 September 63 5/8    September  17.50   September 12.51
October      7 15/32 October   28 5/8   October   68 7/16   October    20.87   October   12.21
November     9 11/16 November  29 7/32  November  40 3/8    November   26.89   November  13.50
December    11 13/32 December  27 15/16 December  32 9/16   December   23.94   December  11.86


The closing price on July 1, 2003 was $24.48.


                         SKYWORKS SOLUTIONS, INC. (SWKS)

         Skyworks Solutions, Inc.manufactures and markets proprietary radio frequency and microwave integrated circuit products and solutions primarily for wireless communications. Skyworks products include modules, integrated circuits and discrete components, as well as components based on electrical ceramic and ferrite technology. The primary applications for Skywork's products are wireless handsets and wireless base station equipment, together with wireless local area network, wide area network and local loop applications.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January      6.46    January   13.33    January   41.88    January    30.00   January    21.06   January    6.96
February     5.44    February  10.19    February  72.59    February   16.12   February   15.41   February   6.98
March        5.08    March      9.19    March     47.50    March      15.75   March      15.25   March      6.23
April        5.88    April     17.62    April     52.00    April      24.57   April      12.25   April      5.35
May          5.52    May       17.41    May       46.06    May        22.00   May        10.19   May        7.48
June         4.98    June      23.81    June      44.06    June       29.55   June        5.55   June       6.77
July         4.46    July      25.50    July      34.06    July       38.12   July        2.90
August       3.17    August    28.47    August    50.44    August     31.76   August      4.20
September    3.79    September 28.20    September 34.06    September  19.37   September   4.53
October      5.54    October   27.62    October   39.88    October    23.28   October     7.10
November     7.29    November  30.25    November  30.56    November   24.00   November   12.05
December    12.00    December  28.66    December  37.00    December   21.80   December    8.62


The closing price on July 1, 2003 was $6.83.

                         SYCAMORE NETWORKS, INC. (SCMR)

         Sycamore Networks, Inc. creates optical networking products that enable telecommunications service providers to transform the capacity created by their fiber-optic networks into usable bandwidth to deliver a broad range of telecommunications services. Sycamore's products use existing fiber optic systems to provide enhanced high-speed data services such as access to the Internet, video conferencing and remote access to corporate databases. Sycamore's customers include local and long distance carriers, international carriers, Internet Service Providers, and other telecommunications service providers.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January       *      January     *       January   106 21/64 January   35.25   January    4.71    January   3.09
February      *      February    *       February  148       February  18.12   February   3.49    February  3.06
March         *      March       *       March     129       March     10.00   March      3.95    March     3.05
April         *      April       *       April      78 1/2   April      9.52   April      3.38    April     3.23
May           *      May         *       May        83 5/8   May       10.13   May        3.59    May       4.21
June          *      June        *       June      110 3/8   June       9.32   June       3.86    June      3.82
July          *      July        *       July      123 5/16  July       7.00   July       2.80
August        *      August      *       August    137 1/2   August     5.61   August     2.85
September     *      September   *       September 108       September  3.48   September  2.35
October       *      October    71 43/64 October    63 1/4   October    4.41   October    2.50
November      *      November   74       November   41 7/16  November   5.24   November   3.10
December      *      December  102 43/64 December   37 1/4   December   5.36  December    2.89


The closing price on July 1, 2003 was $3.80.


                              TELLABS, INC. (TLAB)

         Tellabs, Inc. develops, manufactures and markets network systems and voice, data and video transmission systems. Tellabs products include optical networking systems, broadband access systems and voice-quality enhancement systems. Tellabs' optical networking systems are designed to help service providers efficiently manage bandwidth. Tellabs also provides installation and professional services that support its product offerings. The largest single group of customers Tellabs has is Incumbent Local Exchange Carriers like BellSouth, Verizon and SBC.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January     25 19/32  January   42 7/8   January   54        January   64.81   January   15.46   January    7.79
February    30 3/16   February  40 1/32  February  48        February  43.56   February  10.26   February   6.09
March       33 9/16   March     48 7/8   March     62 63/64  March     40.69   March     10.47   March      5.79
April       35 7/16   April     54 45/64 April     54 13/16  April     35.11   April      8.49   April      6.15
May         34 23/64  May       58 1/2   May       64 15/16  May       34.01   May        9.66   May        7.92
June        35 13/16  June      67 9/16  June      68 7/16   June      19.38   June       6.20   June       6.56
July        37 41/64  July      61 9/16  July      65        July      16.47   July       5.73
August      21 1/8    August    59 9/16  August    56 3/16   August    13.32   August     5.65
September   19 29/32  September 56 15/16 September 47 3/4    September  9.88   September  4.07
October     27 1/2    October   63 1/4   October   49 15/16  October   13.65   October    7.68
November    27 1/32   November  64 7/8   November  53        November  15.28   November   8.87
December    34 9/32   December  64 3/16  December  56 1/2    December  14.96   December   7.27


The closing price on July 1, 2003 was $6.58.

                   TERAYON COMMUNICATIONS SYSTEMS, INC. (TERN)

         Terayon Communications Systems, Inc. develops, markets and sells broadband cable data equipment for cable-television operators to provide high-speed Internet access to residential subscribers. Terayon is structured around two operating segments--Cable Broadband Access Systems and Telecom Carrier Systems--and is a provider of modems, data and video head-end equipment and telecom equipment. Most of Terayon's finished goods are produced by subcontract manufacturers.


            Closing            Closing            Closing            Closing            Closing            Closing
   1998      Price      1999    Price      2000    Price     2001     Price     2002     Price     2003     Price
---------   -------  --------- -------  --------- -------  --------- -------  --------- -------  --------- -------
January       *      January   20 1/4    January    53 1/2   January    6.50   January   6.98    January   2.27
February      *      February  15 17/32  February  128 9/16  February   5.53   February  5.91    February  1.96
March         *      March     20        March     102 1/2   March      4.56   March     8.48    March     1.71
April         *      April     20 3/16   April      46 1/2   April      4.76   April     2.40    April     1.93
May           *      May       16 1/16   May        55 1/2   May        5.88   May       2.84    May       2.96
June          *      June      27 15/16  June       64 1/4   June       6.12   June      1.33    June      2.71
July          *      July      19 9/16   July       51       July       6.52   July      1.30
August       4 13/16 August    18        August     55 1/2   August     4.17   August    3.13
September    6 5/16  September 24 7/16   September  33 15/16 September  7.19   September 2.32
October      6       October   21 7/8    October    22 3/8   October   11.35   October   2.00
November    15 5/16  November  31 1/32   November   12 3/8   November  12.06   November  2.38
December    18 1/2   December  31 13/32  December    4 1/16  December   8.27   December  2.05


The closing price on July 1, 2003 was $2.71.

                             [BROADBAND HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts

                           Broadband HOLDRS(SM) Trust


                       -----------------------------------

                               P R O S P E C T U S

                       -----------------------------------


                                 July 3, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (iv) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (v) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (vi) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (vii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (viii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 3, 2003.

                             Merrill Lynch, Pierce, Fenner & Smith Incorporated


                             By:                        *
                                ------------------------------------------------
                                Name:  John J. Fosina
                                Title: Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on July 3, 2003.



         Signature                                    Title
         ---------                                    -----


             *                            Co. Chief Executive Officer,
--------------------------------          Co. Chairman of the Board and Director
      James P. Gorman


             *                            Co. Chief Executive Officer,
--------------------------------          Co. Chairman of the Board and Director
     Arshad R. Zakaria


             *                            Director
--------------------------------
     Carlos M. Morales


             *                            Chief Financial Officer
--------------------------------
      John J. Fosina


             *                            Controller
--------------------------------
     Dominic A. Carone


*By: /s/ Mitchell M. Cox                  Attorney-in-Fact
    ----------------------------
         Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 22, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on March 15, 2000 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*5.1 Opinion of Shearman & Sterling regarding the validity of the Broadband HOLDRS Receipts, filed on March 15, 2000 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on March 15, 2000 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.1 Power of Attorney (included in Part II of the Registration Statement), filed on February 28, 2000 as part of the registration statement filed on form S-1 for Broadband HOLDRS.

*24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

 *24.3         Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas A.
               Patrick and Dominic A. Carone

  24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

-----------------

*Previously filed.